Exhibit 10.1

PICO HOLDINGS, INC.

2005 Long-Term Incentive Plan
Grant of Restricted Stock Awards

Grantee:___________________	Date:__________________

Pursuant to Section 8 of the PICO Holdings, Inc. 2005 Long-Term Incentive Plan, (the “LTIP”), the Compensation Committee and the Board of Directors have granted you, as part of your Director’s compensation, the following Restricted Stock Award:

Number of Restricted Stock Awards in Grant:	__________________
Date of Grant:	__________________
Vesting Schedule:	__________________

This award is subject entirely to the terms and provisions of the 2005 Long-Term Incentive Plan.

__________________________________ James F. Mosier General Counsel and Secretary PICO Holdings, Inc.